TERRY AMISANO LTD. AMISANO HANSON
KEVIN HANSON, C.A.          CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the use, in the Form S-8 dated June 7, 2002 relating to the registration of 1,600,000 common shares for Empyrean Communications, Inc., of our report dated May 10, 2002 relating to the December 31, 2001 financial statements of Empyrean Communications, Inc., which appears in such Form.

"Amisano Hanson"
Amisano Hanson, Chartered Accountants

Vancouver, BC, Canada
June 7, 2002

750 West Pender Street, Suite 604 Telephone: 604-689-0188
Vancouver Canada Facsimile: 604-689-9773
V6C 2T7 E-MAIL: amishan@telus